Exhibit 99.1

CalAmp Reports Fiscal 2021 Third Quarter Financial Results

Achieves consolidated revenue of $88 million, including SaaS revenue of $34.4 million, or 39% of the total

Begins the wind down of its LoJack U.S. operations

IRVINE, CA, December 17, 2020 -- CalAmp (Nasdaq: CAMP), a global technology solutions pioneer transforming the mobile connected economy, today reported financial results for its third quarter ended November 30, 2020.

“Our results reflect another quarter of revenue growth from continued strong demand for our global SaaS solutions,” commented Jeff Gardner, CalAmp’s president and chief executive officer. “As we navigate the challenges related to the global pandemic, there are a number of growth trends driving opportunities across our business including the 3G-to-4G transition underway in the U.S. as well as the increasing need for fleet management solutions, especially for municipalities and school districts where we offer leading software solutions.”

“Our business continues to demonstrate strong resiliency and momentum, supported by a solid cash position and balance sheet, as we continue to execute on our operating plan and sharpen the focus on our most profitable lines of business. To that end, after an extensive review of alternatives, we have decided to wind down our LoJack U.S. operations. This decision allows us to focus on our SaaS-based telematics business that we expect to drive faster growth and more predictable revenue streams. This action represents another step towards becoming the global solutions leader in tracking, monitoring and recovering highly-valued mobile assets.”

Third Quarter Fiscal Year 2021 Financial Overview

•	Consolidated revenue was $88.0 million, up 5.4% sequentially and down year-over-year due to the ongoing impact of the global pandemic.
•	Software & Subscription Services revenue was $34.4 million, up 2.1% sequentially and 3.0% year-over-year, while representing 39.0% of consolidated revenue.
•	Telematics Products revenue was $44.1 million, up 8.1% sequentially due to continued strong demand from the 3G-to-4G transition with large customers.
•	Sales to its largest customer reached a quarterly record of $16.4 million, representing growth of 19.8% sequentially and 20.5% year-over-year.
•	Gross margin increased 290 basis points sequentially to 39.8%, a marked improvement toward the Company’s longer-term gross margin target.
•

GAAP net loss was $23.7 million, or a loss of $0.68 per share, which includes a $18.0 million one-time charge for the wind down of its LoJack U.S. operations reflecting a non-cash write down of goodwill, intangibles and other long-lived assets.

•	Adjusted basis non-GAAP net income was $2.6 million, or $0.07 per diluted share.
•	Operating cash flow was $10.2 million, with adjusted EBITDA increasing to $8.8 million and an adjusted EBITDA margin of 10.0%.
•

Ended the quarter with $91.7 million in cash and cash equivalents, after a $20 million pay-down of the remaining balance on its line of credit, and achieved another quarter of positive free cash flow in the amount of $6.7 million.

Update on LoJack U.S. Operations

CalAmp has begun the process to wind down its LoJack U.S. operations, which has historically provided stolen vehicle recovery (SVR) products operating on a radio frequency allocated by the FCC. These products and related services were provided predominately as a hardware-based offering sold only to independent automotive dealerships in the U.S., which no longer aligns to the Company’s core strategy. CalAmp will continue supporting law enforcement partners as part of its commitment to public safety and will orchestrate the wind down in a responsible way, while allowing sufficient time for an orderly transition by existing dealer customers. The Company will continue operating and investing in its highly successful LoJack international business, which operates as a subscription-based business model and is well aligned with the core SaaS strategy. CalAmp believes today’s action will lead to higher revenue growth rates and enhanced profitability.

CalAmp Reports Fiscal Year 2021 Third Quarter Financial Results

Other Business and Recent Highlights

•

Unveiled iOn™ Tag in Europe and iOn™ Vision initially for U.S. commercial fleets providing an actionable video intelligence solution for fleet safety, reducing insurance premiums, and mitigating liabilities.

•	Major North Carolina school district adopted CalAmp’s full suite of school bus tracking, contact tracing and fleet management solutions.
•	Partnered with Coastr to revolutionize the car rental industry in the UK with contactless features and on-demand fleet insurance.
•	Partnered with Grove & Dean to protect vehicles across Europe and reduce insurance premiums in the U.K.
•	Launched predictive maintenance services with PluService in Italy to make public and private transport vehicle maintenance smarter and prevent mechanical downtime.

Summary Financial Information:
(In thousands except per share amounts)
	Three Months Ended		Nine Months Ended
	November 30,		November 30,
Description	2020	2019	2020	2019
Revenues:
Software & Subscription Services	$34,396	$33,405	$96,121	$90,121
Telematics Systems
Telematics Products	44,071	51,895	130,342	152,027
LoJack U.S. SVR Products	9,545	11,297	25,301	36,755
	$88,012	$96,597	$251,764	$278,903
Gross margin	40%	38%	38%	39%

Net loss	$(23,680)	$(7,415)	$(47,580)	$(23,477)
Net loss per diluted share	$(0.68)	$(0.22)	$(1.39)	$(0.70)
Non-GAAP measures:
Adjusted basis net income	$2,613	$4,998	$2,140	$13,923
Adjusted basis net income per diluted share	$0.07	$0.15	$0.06	$0.41
Adjusted EBITDA	$8,771	$10,905	$20,681	$29,121
Adjusted EBITDA margin	10%	11%	8%	10%

	November 30,	February 29,
Description	2020	2020
Cash and cash equivalents	$91,692	$107,404
Working capital	107,842	116,391
Deferred revenue	60,217	62,156
Total debt (carrying value)	185,436	210,207

Fourth Quarter Fiscal 2021 Business Outlook

The Company is maintaining its policy of not providing quarterly guidance as visibility into customer demand and product shipments remains uncertain due to the ongoing effects of the COVID-19 pandemic.

Conference Call and Webcast

CalAmp is hosting a conference call for analysts and investors to discuss its third quarter fiscal year 2021 results at 5:30 a.m. Pacific Time today.  Participants can listen in via webcast by visiting the Investor Relations section of our website at www.calamp.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the webcast will be available for 90 days after the call.  The conference call can also be accessed by dialing 833-714-0868 (+1-778-560-2625 for international callers) and using the Conference ID # 4587228. Following the call, an audio replay will also be available by calling 800-585-8367 or +1-416-621-4642 and entering the Conference ID# 4587228. The audio replay will be available through December 24, 2020.

CalAmp Reports Fiscal Year 2021 Third Quarter Financial Results

About CalAmp

CalAmp (Nasdaq: CAMP) is a global technology solutions pioneer transforming the mobile connected economy. We help reinvent business and improve lives around the globe with technology solutions that streamline complex mobile IoT deployments and bring intelligence to the edge. Our software and subscription-based services, scalable cloud platform and intelligent devices collect and assess business-critical data from mobile assets and their contents. We call this The New How, facilitating efficient decision making, optimizing mobile asset utilization and improving road safety.  CalAmp, headquartered in Irvine, California, has been publicly traded since 1983 and has 20 million products installed and over 1.3 million software and services subscribers worldwide. LoJack®, Tracker™ and Here Comes The Bus® and Bus Guardian are CalAmp brands. For more information, visit calamp.com, or LinkedIn, Facebook, Twitter, YouTube or CalAmp Blog.

Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended) concerning CalAmp. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) our plans, objectives and intentions with respect to future operations, services and products, (ii)  our competitive position and opportunities, and (iii) other statements identified by words such as such as “may”, “will”, “expect”, “intend”, “plan”, “potential”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “predict” “project”, “aim”, “goal”, and similar words, phrases or expressions. These forward-looking statements are based on management’s current expectations and beliefs, as well as assumptions made by, and information currently available to, management, current market trends and market conditions, and involve risks and uncertainties, many of which are outside of our control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Particular uncertainties that could materially affect future results include any risks associated with global economic conditions and concerns; the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks, such as the recent coronavirus (COVID-19) pandemic; disruptions in sales, operations, relationships with customers, suppliers, employees, and consumers given our decision to wind down LoJack U.S. operations, as well as unanticipated developments that may prevent or delay our wind down activities; our ability to successfully and timely accomplish our transformation to a SaaS company; our transition out of the automotive vehicle financing business; competitive pressures; pricing declines; demand for our MRM products; rates of growth in our target markets; prolonged disruptions of our contract manufacturers’ facilities or other significant operations; force majeure or force-majeure-like events at our contract manufacturers’ facilities; the ongoing diversification of our global supply chain; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to improve gross margin; cost-containment measures; legislative, trade, tariff, and regulatory actions; integration, unexpected charges or expenses in connection with our recent acquisitions; the impact of legal proceedings and compliance risks; implementation of our new ERP system; the impact on our business and reputation from information technology system failures, network disruptions or losses or unauthorized access to, or release of, confidential information; the ability of the Company to comply with laws and regulations regarding data protection; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature. More information on these risks and other potential factors that could affect our financial results is included in our filings with the U.S. Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings, which you may obtain for free at the SEC’s website at http://www.sec.gov. We undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, which speak as of their respective dates except as required by law.

Non-GAAP Financial Measures

“GAAP” refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes non-GAAP financial measures, as defined in Regulation G promulgated by the SEC. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors. These non-GAAP financial measures are provided in addition to, and not as a substitute for measures of financial performance prepared in accordance with GAAP.

CalAmp Reports Fiscal Year 2021 Third Quarter Financial Results

In this announcement, we report the non-GAAP financial measures of Adjusted basis net income (loss), Adjusted basis net income (loss) per diluted share, Adjusted EBITDA (Earnings Before Investment Income, Interest Expense, Taxes, Depreciation, Amortization, stock-based compensation, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation provisions, impairment loss and certain other adjustments as detailed in the accompanying non-GAAP reconciliation), and Adjusted EBITDA margin. Adjusted basis net income (loss) excludes the impact of intangible assets amortization expense, stock-based compensation, non-cash interest expense, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation provisions, income tax provision adjustments, impairment loss and certain other adjustments as shown in the non-GAAP reconciliation provided in the table at the end of this announcement.  We use these non-GAAP financial measures to provide investors with additional information about our financial performance and future prospects of our core business activities. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating our core operating performance, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to our operations, and benchmarking performance externally against our competitors. We believe this non-GAAP financial information provides additional insight into our ongoing performance and have therefore chosen to provide this information to investors to help them evaluate our results of ongoing operations and enable additional period-to-period comparisons. The presentation of these and other similar items in our non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual.

CalAmp, LoJack, TRACKER, Here Comes The Bus, Bus Guardian, iOn Vision and associated logos are among the trademarks of CalAmp and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

AT CALAMP:	AT SHELTON GROUP:
Kurtis Binder	Leanne K. Sievers
EVP & CFO	(949) 224.3874
ir@calamp.com	sheltonir@sheltongroup.com

CalAmp Reports Fiscal Year 2021 Third Quarter Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	November 30,		November 30,
	2020	2019	2020	2019

Revenues	$88,012	$96,597	$251,764	$278,903
Cost of revenues	53,007	59,713	154,896	168,938
Gross profit	35,005	36,884	96,868	109,965
Operating expenses:
Research and development	6,783	7,742	20,096	22,552
Selling and marketing	14,647	14,683	41,026	45,198
General and administrative	13,642	14,283	41,210	44,660
Intangible asset amortization	1,855	3,325	5,591	9,683
Restructuring	92	848	2,551	3,120
Impairment loss	17,999	-	22,574	-
	55,018	40,881	133,048	125,213
Operating loss	(20,013)	(3,997)	(36,180)	(15,248)
Non-operating income (expense):
Investment income	584	1,108	1,282	4,445
Interest expense	(3,880)	(4,987)	(11,814)	(15,998)
Loss on extinguishment of debt	-	(2,408)	-	(2,408)
Other income (expense)	(52)	232	(43)	26
	(3,348)	(6,055)	(10,575)	(13,935)
Loss before income taxes and impairment loss in investment of affiliate	(23,361)	(10,052)	(46,755)	(29,183)
Income tax benefit (provision)	(319)	2,637	(825)	6,236
Loss before impairment loss in investment of affiliate	(23,680)	(7,415)	(47,580)	(22,947)
Impairment loss in investment of affiliate	-	-	-	(530)
Net loss	$(23,680)	$(7,415)	$(47,580)	$(23,477)
Loss per share:
Basic	$(0.68)	$(0.22)	$(1.39)	$(0.70)
Diluted	$(0.68)	$(0.22)	$(1.39)	$(0.70)

Shares used in computing loss per share:
Basic	34,599	33,822	34,292	33,589
Diluted	34,599	33,822	34,292	33,589

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CalAmp Reports Fiscal Year 2021 Third Quarter Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)
	November 30,	February 29,
	2020	2020
Assets

Current assets:
Cash and cash equivalents	$91,692	$107,404
Accounts receivable, net	67,852	72,273
Inventories	32,162	36,778
Prepaid expenses and other current assets	23,520	21,411
Total current assets	215,226	237,866

Property and equipment, net	44,576	55,878
Operating lease right-of-use assets	17,653	20,626
Deferred income tax assets	4,441	4,437
Goodwill	94,468	106,335
Other intangible assets, net	38,943	45,895
Other assets	26,516	24,768
	$441,823	$495,805

Liabilities and Stockholders' Equity

Current liabilities:
Current portion of long-term debt	$4,790	$33,119
Accounts payable	36,834	28,450
Accrued payroll and employee benefits	8,641	9,049
Deferred revenue	36,003	34,704
Other current liabilities	21,116	16,153
Total current liabilities	107,384	121,475

Long-term debt, net of current portion	180,646	177,088
Operating lease liabilities	19,217	24,279
Other non-current liabilities	35,258	35,044

Stockholders' equity:
Common stock	350	343
Additional paid-in capital	229,326	220,482
Accumulated deficit	(129,245)	(81,531)
Accumulated other comprehensive loss	(1,113)	(1,375)
Total stockholders' equity	99,318	137,919
	$441,823	$495,805

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CalAmp Reports Fiscal Year 2021 Third Quarter Financial Results

CALAMP CORP.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Amounts in thousands)
(Unaudited)

	Nine Months Ended
	November 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(47,580)	$(23,477)
Depreciation	15,008	14,054
Intangible asset amortization expense	5,591	9,683
Stock-based compensation expense	9,499	9,378
Amortization of debt issue costs and discount	7,712	11,031
Impairment losses	22,574	1,210
Noncash operating lease cost	3,943	3,440
Revenue assigned to factors	(4,864)	(5,016)
Loss on extinguishment of debt	-	2,408
Deferred tax assets, net	372	(5,701)
Other	397	1,342
Changes in operating assets and liabilities	11,691	(15,049)
NET CASH PROVIDED BY OPERATING ACTIVITIES	24,343	3,303

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities and sale of marketable securities	6,264	35,129
Purchases of marketable securities	(6,264)	(19,543)
Capital expenditures	(11,090)	(17,637)
Acquisition, net of cash acquired	-	(60,634)
Other	-	371
NET CASH USED IN INVESTING ACTIVITIES	(11,090)	(62,314)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Paycheck Protection Program Loan	10,000	-
Repayment of Paycheck Protection Program Loan	(10,000)	-
Proceeds from revolving credit facility, net of issuance cost	19,944	-
Repayment of 2020 Convertible Notes	(27,599)	-
Repurchase of 2020 Convertible Notes	-	(94,683)
Repayment of revolving credit facility	(20,000)	-
Taxes paid related to net share settlement of vested equity awards	(1,557)	(1,827)
Proceeds from exercise of stock options and contributions to ESPP	909	1,048
NET CASH USED IN FINANCING ACTIVITIES	(28,303)	(95,462)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(662)	(393)
Net change in cash and cash equivalents	(15,712)	(154,866)
Cash and cash equivalents at beginning of period	107,404	256,500
Cash and cash equivalents at end of period	$91,692	$101,634

CalAmp Reports Fiscal Year 2021 Third Quarter Financial Results

CALAMP CORP.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP

(Unaudited)

GAAP refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission.  We believe that our presentation of historical non-GAAP financial measures provides useful supplementary information to investors.  The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

In this announcement, we report the non-GAAP financial measures of Adjusted basis net income (loss), Adjusted basis net income (loss) per diluted share, Adjusted EBITDA (Earnings Before Investment Income, Interest Expense, Taxes, Depreciation, Amortization and stock-based compensation, impairment loss and other adjustments as identified below), and Adjusted EBITDA margin. We use these non-GAAP financial measures to provide investors with an overall understanding of the financial performance and future prospects of our core business activities. Specifically, we believe that the use of these non-GAAP measures facilitates the comparison of results of core business operations between its current and past periods.

The reconciliation of GAAP basis net loss to Adjusted basis (non-GAAP) net income (loss) is as follows (in thousands except per share amounts):

	Three Months Ended		Nine Months Ended
	November 30,		November 30,
	2020	2019	2020	2019
GAAP basis net loss	$(23,680)	$(7,415)	$(47,580)	$(23,477)

Intangible assets amortization expense	1,855	3,325	5,591	9,683
Stock-based compensation expense	3,030	3,652	8,624	9,378
Non-cash interest expense	2,493	3,435	7,712	11,041
GAAP basis income tax provision (benefit)	319	(2,637)	825	(6,236)
Acquisition and integration related expenses	-	382	-	1,572
Loss on extinguishment of debt	-	2,408	-	2,408
Litigation and non-recurring legal expenses	205	957	1,168	5,541
Impairment loss	17,999	-	22,574	-
Restructuring	92	848	2,551	3,120
Other	450	343	1,105	1,793
Adjusted basis income before income taxes	2,763	5,298	2,570	14,823
Income tax provision (non-GAAP basis) (a)	(150)	(300)	(430)	(900)
Adjusted basis net income	$2,613	$4,998	$2,140	$13,923

Adjusted basis net income per diluted share	$0.07	$0.15	$0.06	$0.41

Weighted average common shares outstanding on a diluted basis	34,873	34,047	34,490	33,859

Other favorable (unfavorable) impacts to Adjusted basis net income (b)
Deferred revenue purchase accounting adjustment	$(778)	$(1,974)	$(2,535)	$(7,172)
Resolution of a product performance matter	-	-	(1,400)	-
Inventory excess and obsolescence	-	-	(596)	-
Total other favorable (unfavorable) impacts to Adjusted basis net income	$(778)	$(1,974)	$(4,531)	$(7,172)

CalAmp Reports Fiscal Year 2021 Third Quarter Financial Results

The reconciliation of GAAP-basis net loss to Adjusted EBITDA and the calculation of Adjusted EBITDA margin are as follows (dollars in thousands):

	Three Months Ended		Nine Months Ended
	November 30,		November 30,
	2020	2019	2020	2019

GAAP basis net loss	$(23,680)	$(7,415)	$(47,580)	$(23,477)

Investment income	(584)	(1,108)	(1,282)	(4,445)
Interest expense	3,880	4,987	11,814	15,998
Income tax provision (benefit)	319	(2,637)	825	(6,236)
Depreciation and amortization	6,880	8,343	20,599	23,737
Stock-based compensation	3,030	3,652	8,624	9,378
Loss on extinguishment of debt	-	2,408	-	2,408
Acquisition and integration related expenses	-	382	-	1,572
Litigation and non-recurring legal expenses	205	957	1,168	5,541
Impairment loss	17,999	-	22,574	-
Restructuring	92	848	2,551	3,120
Other	630	488	1,388	1,525
Adjusted EBITDA	$8,771	$10,905	$20,681	$29,121

Other favorable (unfavorable) impacts to Adjusted EBITDA (b)
Deferred revenue purchase accounting adjustment	$(778)	$(1,974)	$(2,535)	$(7,172)
Resolution of a product performance matter	-	-	(1,400)	-
Inventory excess and obsolescence	-	-	(596)	-
Total other favorable (unfavorable) impacts to Adjusted EBITDA	$(778)	$(1,974)	$(4,531)	$(7,172)

Revenue	$88,012	$96,597	$251,764	$278,903

Adjusted EBITDA margin	10%	11%	8%	10%

(a)	The non-GAAP income tax provision represents cash taxes paid or payable for the period after giving effect to the utilization of net operating losses and tax credit carryforwards.
(b)

Other favorable (unfavorable) impacts to Adjusted basis net income (loss) and Adjusted EBITDA represent financial impacts that cannot be included in these Non-GAAP measures, but management believes can provide insights into underlying operational earnings for the periods presented above. These items include deferred revenue purchase accounting adjustment resulting from business acquisitions which reduces revenue and gross profit, resolution of a product performance matter with a customer and inventories related to the automotive vehicle financing business that are obsolete or in excess of demand forecast.